UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2011

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area
code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on February 4, 2010.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2009. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: January 2011

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through January 5, 2011. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Revenue Composition

1.                                     All in, what is the composition of revenue in terms of subscription, contract/license, and other for the past few years?

We estimate that for the first nine months of 2010, approximately 75% of our revenue base (including products such as Licensed Data, Morningstar Advisor Workstation, Morningstar Direct, and Investment Consulting) was contract- or license-based and approximately 15% (including products such as Morningstar.com, Morningstar Office, and investment newsletters) was subscription-based. The remainder includes revenue from Internet advertising sales, conferences, books, presentation materials, and other products that are priced per unit. Five years ago, the percentage of revenue from contract- and license-based products was about 70% of total revenue; this total has steadily increased over the past few years.

Development Expense

2.                                     I’ve noticed a substantial uptick in the R&D expense through the P&L year over year although certainly the prior year was depressed. Can you provide some more color what is driving that? International expansion, particular products, M&A, etc?

Our development cost was 9.1% of revenue in the third quarter of 2010, compared with 7.9% in the third quarter of 2009. The increase was mainly driven by increased staffing as we’ve continued to invest in programmers and developers for products such as Morningstar Direct, Morningstar Advisor Workstation (including Morningstar Office), and Morningstar.com.  Approximately 740 employees were included in the Development category in the third quarter of 2010, up from approximately 540 employees at the end of 2009. While we added a few of these employees through acquisitions, the majority of the increase reflects organic growth in hiring. About three-fourths of the new hires were for our development centers in China and India.

Effective Tax Rate

3.                                     All else equal, would you expect your effective tax rate in 2011 to be roughly in the 36-38% range?

As a matter of policy, we don’t provide financial forecasts, so we’re not going to comment about expectations for our tax rate.

Cash and Investment Balance

4.                                     How much cash and investments do you feel comfortable running the business with on a day to day basis? Basically what I’m getting at is what would you consider your excess cash position?

We believe we have at least $100 million in “excess” cash (which is the amount our board of directors recently authorized for a share repurchase). Our business tends to be cash-flow positive and generally doesn’t require large amounts of working capital, but we’ve historically operated with a more conservative balance sheet because it gives us more financial flexibility.

International Operations

5.                                     Can you provide a sense for how profitable your U.S. operation is versus non-U.S.? Any additional color by non-U.S. region (U.K., continental Europe, Australia, Asia-Pacific)?

The majority of our non-U.S. operations are profitable based on operating income, with the exception of China and India, where we have large data and development centers, and some newer operations such as Latin America. Overall, the United States is currently our most profitable operation, followed by Canada, Asia ex-China, Australia, and Europe.

6.                                     Can you discuss longer-term plans for South America, particularly Brazil?

South America is an area of general interest for us, and Brazil specifically, as it ranks as the fifth-largest country globally based on total fund assets. We’re in the process of building a database of funds based in Brazil and may open a local operation there at some point in the future. We recently established operations in Chile and Mexico.

Overall, we’re in the beginning stages of building our business in South America. Over the next several years, we plan to continue building out our database of funds and other investments in the region, establish more of a sales and media presence, conduct additional research about potential market opportunities, and expand local operations to meet market needs.

Morningstar Direct

7.                                     What is the composition of clients in terms of institution regarding the Direct product? Within an asset management organization, are these typically fundamental analysts working on say a fund? Or are these wealth managers in a private client role? Does this change internationally?

Approximately 40% to 50% of our client base for Morningstar Direct consists of asset management firms. There are a variety of user types at these firms, including research analysts; product managers; fund and performance analysts; portfolio managers, and people in sales, marketing, or business development roles.

Aside from asset management firms, other major client types include consultants, insurance companies, broker-dealers, and wealth management firms. The client mix outside the United States is broadly similar, with asset management firms making up the largest percentage of the client base. Banks, consultants, and private banks also make up a significant portion of our client base outside the United States for Morningstar Direct.

8.                                     What non-U.S. countries are you deriving the significant growth in Direct licenses? Has this changed over time?

We developed Morningstar Direct to be a truly global product, and this approach continues to resonate with our overseas markets. We actively market Morningstar Direct in every country or key region where we have local operations or another type of sales presence. Europe has been the biggest growth driver outside the United States over the past several years, particularly in Switzerland and the United Kingdom. We’ve also seen significant sales growth in Asia, Canada, and (to a lesser extent) Australia over the past couple of years.

Morningstar Direct versus Morningstar Licensed Data

9.                                     Can you parse for me the differential nature of distribution between the Licensed Data product and Morningstar Direct? Both are institutional products, but is the difference that Direct includes research access and other proprietary functionality whereas Licensed Data is just that, raw data?

Morningstar Licensed Data gives institutions access to information from our proprietary investment database. The data feed is typically for a subset of our database and delivered electronically. Firms can also license our proprietary data and statistics for use in their investor communications and marketing materials.

Morningstar Direct is a web-based software platform that includes access to research and information on the complete range of securities in our global database as well as a variety of tools for reports, presentations, portfolio management, performance evaluation and attribution, manager selection, and company research. It does not include distribution rights for any of the underlying data.

Morningstar.com

10.                              Is there any reason to suspect the average level of Premium subscribers relative to free registered users, at least here in the U.S., shouldn’t return to its historical level of roughly 3.4%? Can you discuss the current state of advertising sales pricing? Can you provide an update on some of the metrics on the website such as trial-to-paid, churn in the subscription base, among others? Have you observed any differential trends in your non-U.S. premium content websites?

Because we don’t provide financial forecasts, it’s tough to answer the first part of your question, but we’ll give you some general color on recent trends compared with the past. Beginning with the market downturn in late 2008, individual investors have been less willing to pay for Premium content on Morningstar.com, and this pattern has continued even as the market rebounded in 2009 and 2010. As a result, the ratio of Premium subscribers to registered users has been lower than in the past. We believe this reflects continued uncertainty about the economy and pressure on consumer discretionary spending. For the year-to-date period through September 2010, we continued to experience a decline in Premium memberships, despite slight growth in registered users.

Pricing for Internet advertising sales has been strong, which helped offset lower revenue from Premium memberships through September 2010.

During the third quarter of 2010, our trial-to-paid conversion rate was steady, but lower than the same period the year before. However, the cancellation rate was slightly lower, both sequentially and year over year.

Outside of the United States, we currently offer Premium sites in Australia, Canada, China, and the United Kingdom. We’ve seen some of the same trends in these markets, with individual investors more disengaged than in the past and less willing to pay for Premium content.

Investment Consulting

11.                              Can you provide an update as to RFP activity in the Investment Consulting business?

For the year-to-date period through September 30, 2010, the level of request for proposal (RFP) activity for Investment Consulting has been up substantially versus 2009 and about in line with pre-2009 historical levels.

Equity and Credit Research

12.                              How do you price the equity research product? Is it an upfront fee plus user fees? How do you approach large versus small organizations? Prior to the expiration of GARS, what was the size of your sales force dedicated to equity research relative to now? Are you employing generalist salespeople entirely or have you broken down the sales force into specialists by sectors or otherwise (IPO versus non-offering research)?

For our institutional research offering, our prices vary based on factors including usage of certain research services (such as analyst access, discounted cash-flow models, and attendance at special events), the size of the firm, the number of stocks in the client’s portfolio, and the number of analysts or portfolio managers using our service. All else being equal, a large team managing a large portfolio of more stocks would generally pay more for our research than a smaller one. For our advisor and online brokerage research service, fees vary based on the number of research reports licensed and the number of advisors or individual investors who have access to the research.

We currently have a team of about 10 equity and credit research sales people globally, organized primarily by geographic regions. This is up from four people in 2009.

13.                              Can you size for me your current institutional credit and institutional equity sales force? What is Thomas Myhre’s, your head of credit sales, resume?

As mentioned above, we have approximately 10 sales people covering institutional equity and credit research. Thomas Myhre is part of this broader sales team and works closely with Haywood Kelly, head of our credit research business, and Nicolas Owens, who manage our institutional research service. We generally don’t discuss the resumes of individual employees in this forum, but most of our sales professionals in this area have backgrounds in institutional investment research sales and/or securities analysis.

14.                              How are you more specifically leveraging the recent credit research expansion through the Direct product channel? Are you discounting or using promotional deals to shed light on the new service in the near-term?

We currently offer our corporate credit ratings as part of Morningstar Direct (as well as other products, including Principia and Morningstar.com) and may add additional research content to the platform as our development cycle allows. We offer more detailed research and rating information through Morningstar Select Investment Research, our institutional web portal that connects institutional investors with in-depth equity and credit research on approximately 1,500 global companies in more than 90 industry groups, as well as other investment tools such as weekly sector reports, detailed competitive analyses, and new investment ideas.

For advisors and online brokerages, we offer our credit ratings and research via direct research feeds, as well as new Analyst Research Center module for advisors that includes access to our corporate credit research reports and ratings. We expect this module to be available as part of Morningstar Advisor Workstation in 2011. The corporate credit ratings are being made available to advisors and online brokerages free of charge, and the research reports are available for a licensing fee. We’re also currently offering a credit research open house on third-party platforms such as FactSet and Thomson Reuters.

Ownership and Trading Policy

15.                              I’m curious — I understand on an enterprise level the lack of conflicts of interest between a more traditional investment bank, such as between research and investment banking. My question is given the focus on independence of research and advice, do you require your equity analysts to follow more stringent rules regarding ownership of specific stocks or other investments relative to regulatory requirements?

Yes, we have rules in place for our equity analysts that go above and beyond regulatory requirements. With limited exceptions, our stock analysts are not allowed to own securities of companies on their coverage lists or those of any covered company’s close competitors. We also maintain a Restricted List of companies that are temporarily off-limits for all analysts when we’ve newly initiated coverage or changed our investment opinion. In addition, we require analysts to disclose their holdings internally and send duplicate trade confirmations to our compliance department.

For more details on our trading policy, please refer to the link below:

http://corporate.morningstar.com/US/financials/trading_policy.pdf

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: January 7, 2011	By:	/s/ Scott Cooley
	Name:	Scott Cooley
	Title:	Chief Financial Officer